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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the use in the post-effective Amendment No. 2 to the Registration Statement on Form S-1 of our report dated September 20, 1996, relating to the 1996 consolidated financial statements of Franklin Telecommunications Corp. and subsidiaries, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" and "Change in Accountants" in such Registration Statement.


                                                  /s/ CORBIN & WERTZ

                                                  CORBIN & WERTZ

Irvine, California

November 6, 1998